UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2006

Veritas DGC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Global Management Incentive Plan

In June 2004, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted the Global Management Incentive Plan (the “Plan”). The Plan was previously described in the Company’s interim report on Form 8-K dated March 3, 2005.

At its regular meeting on June 15, 2006, the Compensation Committee of the Board of Directors selected the participants in the Plan for the 2007 fiscal year ending July 31, 2007, including named executive officers of the Company, and amended Section 4.3(b) of the Plan to increase the target bonus percentages for each participant selected, including named executive officers. The current annual base salary, the fiscal year 2006 target bonus percentage and the 2007 target bonus percentage for each of the Company’s named executive officers for fiscal year 2007 are as follows:

Name	Title	Current Annual Base Salary	2006 Target Payout	2007 Target Payout
Thierry Pilenko	Chairman and Chief Executive Officer	$515,000	75%	100%

Timothy L. Wells	President and Chief Operating Officer	$370,000	60%	75%

Mark E. Baldwin	Executive Vice President, Chief Financial Officer and Treasurer	$330,000	60%	75%

Dennis S. Baldwin	Vice President, Corporate Controller	$185,000	50%	55%

Larry L. Worden	Vice President, General Counsel and Secretary	$255,000	50%	55%

A copy of Section 4.3(b) of the Plan, as amended, is attached hereto as Exhibit 10.2.

The Compensation Committee also determined that the Plan will remain in effect, as amended, for all participants, including named executive officers, for the fiscal year ending July 31, 2007, and for subsequent years until terminated or further amended.

Annual Retainers for Directors and Chairmen of Board Committees

At its regular meeting on June 16, 2006, the Board of Directors approved an increase, effective July 1, 2006, in the annual retainer paid to each non-employee director to $40,000 from $35,000.

At the same meeting, the Board of Directors approved an increase, effective July 1, 2006, in the annual retainer for the chairman of the Audit Committee to $15,000 from $10,000, and the annual retainers paid to the chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee to $10,000 from $5,000. These retainers paid to committee chairmen are in addition to the $40,000 annual retainer and per meeting fees paid to each non-employee director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its regular meeting on June 16, 2006, the Board of Directors adopted certain amendments to Sections 7.1 and 7.6 of the Company’s bylaws. The amendments, as adopted,

•                              allow the Board of Directors to designate by written resolution that all or any part of any class or series of stock of the Company shall be uncertificated shares; provided that any holder of such shares is, upon written request, entitled to receive a share certificate representing such shares;

•                              require the Company to send to any holder of uncertificated shares representing stock of a designated class or series a written notice setting forth any powers, designations, preferences and relative, participating, optional or other special rights of such shares of stock or series thereof; and

•                              provide that in the event any share represented by a share certificate or any uncertificated share is surrendered for transfer, an uncertificated share will be issued in its place; provided that, any holder of such shares is, upon written request, entitled to a share certificate representing such shares.

Prior to the adoption of these amendments, the Company’s bylaws required that all classes or series of stock be represented by a certificate. A copy of the Bylaws (including all amendments through June 16, 2006) is attached hereto as Exhibit 3.1 and incorporated by reference. The amendments were effective on June 16, 2006.

By resolutions dated June 16, 2006, the Board of Directors designated the Company’s common stock, $.01 par value, the only class of stock which the Company currently has issued and outstanding, as uncertificated shares upon original issuance, re-issuance or subsequent transfer. As a result, all shares of the Company’s common stock presented to the Company’s transfer agent for transfer or re-issuance and all newly issued shares will be represented by uncertificated (or “book entry” shares) unless the holder of such shares requests in writing that a certificate be issued.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibit

Exhibit No.	Description

3.1	Bylaws of Veritas DGC Inc. (including all amendments through June 16, 2006)

10.1

Veritas DGC Inc. Global Management Incentive Plan (including all amendments through October 4, 2004) (Exhibit 10.2 to Veritas DGC Inc.’s Current Report on Form 8-K dated March 3, 2006 is incorporated herein by reference.)

10.2	Section 4.3(b), as amended, of the Veritas DGC Inc. Global Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	June 19, 2006	By:	/s/ LARRY L. WORDEN
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

+ 3.1	Bylaws of Veritas DGC Inc. (including all amendments through June 16, 2006)

10.1

Veritas DGC Inc. Global Management Incentive Plan (including all amendments through October 4, 2004) (Exhibit 10.2 to Veritas DGC Inc.’s Current Report on Form 8-K dated March 3, 2006 is incorporated herein by reference.)

+10.2	Section 4.3(b), as amended, of the Veritas DGC Inc. Global Management Incentive Plan.

+              Filed herewith